UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2007

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2007, Workstream Inc. (the “Company”) announced the resignation of Stephen Lerch as its Chief Financial Officer effective as of August 25, 2007. Mr. Lerch will remain as the Chief Financial Officer of the Company during such transition period.

Effective as of June 11, 2007, the Company entered into an employment agreement with Phil Oreste, 40 years old, pursuant to which Mr. Oreste agreed to become the Chief Financial Officer of the Company on August 25, 2007. From November 2004 until joining the Company, Mr. Oreste served as President, COO and CFO of Blue Titan Software, a privately-held SOA infrastructure software company. Prior to joining Blue Titan, from June 2003 until November 2004 Mr. Oreste was a financial consultant. From September 2002 until May 2003, Mr. Oreste was employed by Broadvision Inc. (NASDAQ:BVSN), where he held various executive finance positions.

Mr. Oreste's employment agreement has a one-year term that expires on June 11, 2008 and which automatically renews at the end of the initial or any renewal term for an additional one-year term unless either party provides prior notice of non-renewal. Mr. Oreste will earn an annual base salary of not less than U.S. $225,000 and will also be entitled to a bonus of U.S. $100,000 based on mutually agreed objectives being achieved. In addition, the Company granted Mr. Oreste an option to purchase 200,000 common shares of the Company at an exercise price of U.S. $1.17 per share, the closing price of the shares on June 8, 2007, pursuant to the terms and conditions of the Company's 2002 Amended and Restated Stock Option Plan. Such options will vest in three equal annual installments beginning on the first anniversary of the date of grant. In addition, the Company granted Mr. Oreste 50,000 Restricted Stock Units that vest in three equal annual installments beginning on the first anniversary of the date of grant.

If Mr. Oreste’s employment is terminated by the Company without “cause” or by Mr. Oreste for “good reason” (as such terms are defined in the agreement), he will be entitled to a payment from the Company equal to (a) three months’ salary if the employment is terminated during the first six months of full time employment or (b) six months’ salary if the employment is terminated after six months of full time employment.

In the event of a “change of control” (as defined in the employment agreement) during the term of the agreement, all unvested stock options and Restricted Stock Units held by Mr. Oreste will become immediately vested and exercisable in full. If following a change of control Mr. Oreste is terminated for any reason other than “cause,” Mr. Oreste will receive a payment equal to the greater of (a) the amounts to which he is entitled as described in the preceding paragraph or (b) the remaining salary for the term of the agreement.

Attached as Exhibit 10.1 is a copy of Mr. Oreste’s employment agreement with the Company. Attached hereto as Exhibit 99.1 is a press release issued on June 11, 2007 announcing the appointment of Mr. Oreste as the Chief Financial Officer of the Company. \

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement dated as of June 11, 2007 between Phillip Oreste and Workstream Inc.

99.1 Press Release of Workstream Inc. dated June 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: June 14, 2007	By:	/s/ Deepak Gupta
Name: Deepak Gupta
Title: Chief Executive Officer